SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2004

WESTAFF, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(IRS Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA  94598

(Address of principal executive offices/Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Item 5.             OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 6, 2004, Jack D. Samuelson notified the Board of Directors of the Registrant  (“Board”) that he has rescinded his resignation from the Board indefinitely.  Accordingly, Mr. Samuelson will continue to serve on the Board after the Registrant’s Annual Meeting of Stockholders to be held on May 19, 2004 and will continue his existing Board committee membership thereafter.   For further information regarding Mr. Samuelson’s Board committee membership, please see the Registrant’s Proxy Statement filed with the Securities and Exchange Commission on March 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom,
Senior Vice President and Chief
Financial Officer

May 10, 2004